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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-86999, No. 333-90591, No. 333-31988, No. 333-63194 and
No. 333-85262) of iVillage Inc. of our report dated January 29, 2004, except for
Note 16 as to which the date is February 18, 2004, relating to the consolidated financial statements and financial statement schedule of iVillage Inc., which appears in this Annual Report on Form 10-K.

                                               /s/ PricewaterhouseCoopers LLP


New York, New York
March 30, 2004